As filed with the Securities and Exchange Commission on May 28, 1996
                                             Registration No. 33-

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                          _____________

                             FORM S-8
                          _____________

                      REGISTRATION STATEMENT

                              UNDER

                    THE SECURITIES ACT OF 1933
                       ___________________

                   GLENAYRE TECHNOLOGIES, INC.
      (Exact name of registrant as specified in its charter)


         DELAWARE                                            98-0085742
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                       Identification Number)

    5935 Carnegie Boulevard, Charlotte, North Carolina           28209
       (Address of Principal Executive Offices)               (Zip Code)


                GLENAYRE 1996 INCENTIVE STOCK PLAN
                    (Full title of the Plans)

                      Stanley Ciepcielinski
                     Executive Vice President
                     5935 Carnegie Boulevard
                  Charlotte, North Carolina 28209
             (Name and address of agent for service)

                          (704) 553-0038
  (Telephone number, including area code, of agent for service)

                         With copies to:
                       A. Zachary Smith III
           Kennedy Covington Lobdell & Hickman, L.L.P.
             NationsBank Corporate Center, Suite 4200
                      100 North Tryon Street
              Charlotte, North Carolina  28202-4006

                   ____________________________

                 CALCULATION OF REGISTRATION FEE



     Title                          Amount      Proposed maximum   Proposed maximum    Amount of
of securities to be                  to be        offering price       aggregate       registration
   registered                      registered       per share*       offering price*       fee

Common Stock, $.02 par value   2,200,000 shares       $49.375        $108,625,000       $37,457



* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $49.375 per share, the average of the high and low prices for the Common Stock on May 24, 1996 as reported on the NASDAQ Stock Market.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part I of Form S-8.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.


     The following documents heretofore filed by Glenayre Technologies, Inc. (the "Company") with the Securities and Exchange Commission,
Commission file number 0-15761, are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) (i)   The Company's Quarterly Report on Form 10-Q for the
          quarter ended March 31, 1996;

         (ii)  The Company's Current Report on Form 8-K dated March 11, 1996.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. At May 22, 1996, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 1,300 shares of the Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers.

     The Delaware General Corporation Law contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide for indemnification of directors to the fullest extent permitted by law.

     The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4   Glenayre 1996 Incentive Stock Plan

     5   Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

    23.1 Consent of Deloitte & Touche LLP

    23.2 Consent of Ernst & Young LLP

    23.3 Acknowledgment of Ernst & Young LLP

    23.4 Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
         (included in Exhibit 5)

Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 28th day of May, 1996.

                                  GLENAYRE TECHNOLOGIES, INC.


                                  By:     s/ Stanley Ciepcielinski
                                        Stanley Ciepcielinski
                                        Executive Vice President

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                  Title                      Date

  s/ Gerald B. Cramer      Director and Chairman of the     May 28, 1996
     Gerald B. Cramer      Board

  s/ Clarke H. Bailey      Director, Vice Chairman and      May 28, 1996
     Clarke H. Bailey      Chairman of the Executive
                           Committee

  s/ John J. Hurley        Director and Vice Chairman       May 28, 1996
     John J. Hurley

  s/ Ramon D. Ardizzone    Director, President and Chief    May 28, 1996
     Ramon D. Ardizzone    Executive Officer (Principal
                           Executive Officer)

  s/ Barry W. Gray         Director                         May 28, 1996
     Barry W. Gray

  s/ Thomas C. Israel      Director                         May 28, 1996
     Thomas C. Israel

  s/ Edward J. Rosenthal   Director                         May 28, 1996
     Edward J. Rosenthal

  s/ Thomas E. Skidmore    Director                         May 28, 1996
     Thomas E. Skidmore

  s/ Stanley Ciepcielinski Executive Vice President, Chief  May 28, 1996
     Stanley Ciepcielinski Financial Officer, Secretary and
                           Treasurer (Principal Financial
                           Officer)

  s/ Billy C. Layton       Vice President, Controller and   May 28, 1996
     Billy C. Layton       Chief Accounting Officer (Prin-
                           cipal Accounting Officer)

                          EXHIBIT INDEX


    Exhibit             Description

      4       Glenayre 1996 Incentive Stock Plan

      5       Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

     23.1     Consent of Deloitte & Touche LLP

     23.2     Consent of Ernst & Young LLP

     23.3     Acknowledgment of Ernst & Young LLP

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